Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 28, 2020, is by and among Tellurian Inc., a Delaware corporation with offices located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.                The Company has authorized a new series of Senior Unsecured Notes in the form attached hereto as Exhibit A (the “Notes”), which Notes shall under certain circumstances be convertible into freely tradeable shares of the Company’s common stock, par value $0.01 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Notes, the “Note Shares”). The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”), between the Company and Wilmington Trust, N.A., as trustee (the “Trustee”).

B.                 The Company has also authorized the issuance of Warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Warrants”) (such underlying shares of Common Stock issuable upon exercise of a Warrant, collectively, the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”).

C.                 Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

D.                Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Warrant.

E.                 At or before the Closing (as defined below), the parties set forth on Exhibit C hereto shall execute and deliver a Voting Agreement, in the form attached hereto as Exhibit D (each, a “Voting Agreement”), pursuant to which such parties shall agree to vote their shares of the Company’s Common Stock in favour of providing the Requisite Stockholder Approval (as defined in the Notes).

F.                  The Notes, Warrants, Note Shares and Warrant Shares are collectively referred to herein as the “Securities.”

G.                The Company and each Buyer is executing and delivering this Agreement in reliance upon the effective registration statement on Form S-3ASR (Commission File No. 333-235793) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act, and the prospectus supplement (the “Prospectus Supplement”) complying with Rule 424(b) of the 1933 Act that is delivered by the Company to each Buyer in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the SEC.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PURCHASED SECURITIES.

(a)               Purchase of Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date the following Securities (collectively, the “Purchased Securities”):

(i)                 the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers; and

(ii)              a Warrant exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers at an exercise price of $1.542 per share.

(b)               Closing. The closing (the “Closing”) of the purchase of the Purchased Securities by the Buyers shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)               Securities Purchase Price. The aggregate purchase price for the Purchased Securities to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers.

(d)               Form of Payment for Purchased Securities. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Purchased Securities to be issued and sold to such Buyer at the Closing set forth opposite such Buyer’s name in column (4) and column (6) on the Schedule of Buyers, as applicable, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) the Company shall:

(A)             deliver to each Buyer the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee; and

(B)              deliver to each Buyer a Warrant exercisable for the aggregate number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers at an exercise price of $1.542 per share, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(e)               Purchase Price Allocation. Each Buyer and the Company agree that the Notes and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be as set forth on the Schedule of Buyers, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes, except as may be otherwise required by GAAP (as defined below).

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)               Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to conduct its business as currently conducted and enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)               Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)               No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)               Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act. The Company has complied, to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the SEC. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied and will comply with in all material respects with the requirements of the 1934 Act. As used herein, the “knowledge of the Company,” “the Company’s knowledge,” the “knowledge of any Subsidiary of the Company,” “the Subsidiary’s knowledge,” or any other similar knowledge qualification, means the actual knowledge of Meg Gentle, Keith Teague, Kian Granmayeh, Daniel Belhumeur and Khaled Sharafeldin.

(b)               Disclosure. The Prospectus Supplement when filed complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act. The Indenture, when filed with the SEC, complied in all material respects with the requirements of the Trust Indenture Act and was duly qualified as an indenture under the Trust Indenture Act. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of any shares of Common Stock and which has not been publicly announced.

(c)               Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, taken as a whole, or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 3(c), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(d)               Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants, the reservation for issuance (as described in Section 3(e)) and issuance of the Underlying Shares issuable upon conversion or exercise of the Notes and Warrants, as applicable) have been duly authorized by the Company’s board of directors, and (other than (i) the filing with the SEC of the Prospectus Supplement in accordance with the requirements of this Agreement, (ii) any filings as may be required by any state securities agencies and (iii) a Listing of Additional Shares Notification with the Principal Market (as defined below) (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company or its board of directors or its stockholders. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company (with respect to the Notes, in the form contemplated by the Indenture), and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Indenture, the Warrants, the Voting Agreements, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(e)               Issuance of Securities. The issuance of the Securities is duly authorized and, when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable, free from all preemptive or similar rights (including pursuant to that certain Pre-Emptive Rights Agreement, entered into as of May 10, 2017, by and among the Company and Total Delaware, Inc. (the “Pre-Emptive Rights Agreement”), mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, and, in the case of the Notes, entitled to the benefits of the Indenture. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than a number of shares of Common Stock equal to fifty-one million five hundred sixty-seven thousand fifty (51,567,050) shares of Common Stock to satisfy the Company’s obligation to issue shares of Common Stock under the Notes and (ii) twenty million (20,000,000) shares of Common Stock to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants. Upon issuance or exercise in accordance with the Indenture, Notes or Warrants, as applicable, the Underlying Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (including pursuant to the Pre-Emptive Rights Agreement) or Liens with respect to the issuance thereof and, with the holders being entitled to all rights accorded to a holder of Common Stock.

(f)                No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, Warrants and the Underlying Shares and the reservation for issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii), for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g)               Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. To the Company’s knowledge, other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which are reasonably likely to prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and, except with respect to future changes in the market price of the shares of Common Stock, has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(h)               Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(i)                 Placement Agent. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent other than Roth Capital Partners, LLC in connection with the offer or sale of the Securities.

(j)                 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of stockholders of the Company in connection with the offering of the Securities for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. Neither the Company, its Subsidiaries, nor their affiliates nor any Person acting on their behalf has taken any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(k)               Dilutive Effect. The Company understands and acknowledges that the number of Underlying Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Underlying Shares pursuant to the terms of the Notes and Warrants in accordance with this Agreement is not conditioned on the absence of any degree of dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(l)                 Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(m)             Financial Statements. During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) in accordance with GAAP. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(n)               Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Annual Report, except as disclosed in a subsequent SEC Document filed prior to the date hereof, there has been no development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company or any of its Subsidiaries that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the date of the Company’s audited financial statements contained in the Annual Report, except as disclosed in a subsequent SEC Document filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge of any pending or threatened involuntary bankruptcy proceedings. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(n), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(o)               Regulatory Permits. During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit where such revocation or modification would have a Material Adverse Effect.

(p)               Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)                 (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)              assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(q)               Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(r)                Transactions With Affiliates. Except as set forth on Schedule 3(r), the Company is not a party to any transactions with any “related person” (as such term is defined in Item 404 of Regulation S-K) that is not disclosed in the SEC Documents but would be required to be so disclosed if such documents were filed at this time.

(s)                Equity Capitalization.

(i)                 Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 400,000,000 shares of Common Stock, of which 257,835,259 are issued and outstanding and 26,650,015 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes, the Warrants, the Company securities set forth on Schedule 3(s)(i), and the Series C Preferred Stock (as defined below)) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 8,000,000 shares are designated as Series C convertible preferred stock (the “Series C Preferred Stock”), of which 6,123,782 shares of Series C Preferred Stock are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii)              Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(s)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Notes, Warrants and the Company securities set forth on Schedule 3(s)(i)) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, except as disclosed in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iii)            Existing Securities; Obligations. Except as set forth on Schedule 3(s)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than awards to employees, directors, and consultants of the Company under equity incentive plans adopted by the Company and as described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) except as described in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, except pursuant to the Pre-Emptive Rights Agreement; and (F) the Company has no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, other than stock appreciation rights or “phantom stock” awards that may be issuable under the Company’s equity incentive compensation plans.

(iv)             Organizational Documents. The Company has made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(t)                 Indebtedness and Other Contracts. Except as set forth on Schedule 3(t), neither the Company nor any of its Subsidiaries (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound or (ii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practice and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u)               Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of the Company, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. To its knowledge, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that names the Company or any of its Subsidiaries and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries is subject to any other order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(v)               Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w)             Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, (i) no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and (ii) the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to such violation. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(x)               Title. Each of the Company and its Subsidiaries holds good title, or a valid leasehold interest in, to all real property, facilities or other interests in real property owned that is material to the business of the Company (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due or being contested in good faith by appropriate procedures, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) those that are not likely, individually or in the aggregate, to result in a Material Adverse Effect. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(y)               Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Except as set forth on Schedule 3(y), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(z)               Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement or claim, action or proceeding.

(aa)            Environmental Laws.

(i)                 The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties set forth in this Section 3(aa) are the Company’s sole and exclusive representations and warranties regarding environmental matters. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)              No Hazardous Materials:

(A)             to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B)              to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect on the business of the Company or any of its Subsidiaries.

(iii)            Except as set forth on Schedule 3(aa)(iii), to the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv)             To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(bb)           Taxes. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(cc)            Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Annual Report, neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(dd)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ee)            Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(ff)              Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Underlying Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(gg)           Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries during the period in which the Transaction Documents were being negotiated or (iv) since January 1, 2020, paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(hh)           U.S. Real Property Holding Corporation. The Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “USRPHC”) and, reasonably promptly upon any Buyer’s request, the Company shall so certify whether or not it is a USRPHC.

(ii)              Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Underlying Shares upon conversion or exercise of the Notes or Warrants, as applicable, in a name other than that of the Buyer of such Notes or Warrants, and the Company shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(jj)              Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk)           Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll)              Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm)      Management.  Since February 10, 2017, no current or former officer or director of the Company, to its knowledge, has been the subject of:

(i)                 a petition under U.S. federal bankruptcy laws or any state insolvency law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)              a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)            any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)               Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)               Engaging in any particular type of business practice; or

(3)               Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of U.S. federal or state securities laws or U.S federal commodities laws;

(iv)             any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)               a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any U.S. federal or state securities law and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or

(vi)             a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any U.S. federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(nn)           Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(oo)           Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp)           Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and such material confidential information, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, in the two years prior to the date hereof, there have been no unauthorized uses of or accesses to Personal Data in the possession or control of the Company, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all Privacy Laws (as defined below), internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data in the possession or control of the Company from unauthorized use, access, misappropriation or modification.

(qq)           Compliance with Data Privacy Laws. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential material violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any violation of Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability relating to any violation of Privacy Law.

(rr)              No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss)             Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(tt)              No Other Representations or Warranties. Each Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that (i) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, each Buyer has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Section 3, and (ii) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in this Section 3.

4.	COVENANTS.

(a)               Reasonable Best Efforts. Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)               Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the applicable Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c)               Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes, but not, directly or indirectly, for (i) the redemption or repurchase of any securities or repayment of any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness incurred under the Transaction Documents) or (ii) the settlement of any outstanding litigation.

(d)               Financial Information.  The Company agrees to send the following to each Buyer during the term of the Notes (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company.

(e)               Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall use its commercially reasonably efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)                Fees. The Company shall pay for the due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the lead Buyer, and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”) and such Transaction Expenses, to the extent that have not already been paid by the Buyer, may be withheld by the lead Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g)               Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(h)               Disclosure of Transactions and Other Material Information.

(i)                 Disclosure of Transaction. The Company shall, on or before 9:15 a.m., New York time, on the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii)              Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s prior written consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except in the 8-K filing and as otherwise may be required by applicable law. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(i)                 Additional Issuance of Securities.

(i)                 The Company shall not, directly or indirectly, without the prior written consent of the Required Holders (as defined below), (i) issue any Notes or Warrants (other than as contemplated by this Agreement, the Notes and the Warrants) or (ii) issue any other securities or incur any Indebtedness that (A) would cause a breach or Default (as defined in the Notes) under the Notes or the Warrants or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes or the Warrants, including without limitation, the payment of interest and principal thereon or (B) has a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation for cash or put right for cash at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date (as defined in the Notes) other than as a result of a transaction constituting a Fundamental Change (as defined in the Notes) to the extent that terms of such debt or securities provide that they will not be required to be redeemed, repurchased or otherwise paid unless such redemption, repurchase or payment is permitted under the Notes (including as a result of a consent or waiver thereunder) or until the Notes have been paid in full and the Warrants have either been fully exercised or terminated.

(ii)              In addition, so long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement to, directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights), in each case involving a Variable Rate Transaction or any Notes issued hereunder other than an ATM Issuance. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

(j)                 Reservation of Shares.  So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than a number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock necessary to satisfy the Company’s obligations under Section 10(D)(v) of the Notes and (ii) twenty million (20,000,000) shares of Common Stock to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(j) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Notes, or the exercise of the Warrants.  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(k)               Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l)                 [Reserved.]

(m)             Restriction on Redemption and Cash Dividends.  So long as any of the Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than Permitted Restricted Payments (as defined in the Notes) or as otherwise required by the Notes or as required by the terms thereof as in effect on the date hereof).

(n)               Corporate Existence.  So long as any Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Notes) or a Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(o)               Conversion / Exercise Procedures.  The form of conversion notice included in the Notes and form of exercise notice included in the Warrants, as applicable, set forth the totality of the procedures required of the Buyers in order to convert the Notes or exercise the Warrants, as applicable.  No additional legal opinion, other information or instructions shall be required of the Buyers to convert their Notes or exercise their Warrants, as applicable.  The Company shall honor conversions of the Notes and exercises of the Warrants, and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants, as applicable. Except as explicitly set forth in the Notes or Warrants, no legal opinion, information or instructions shall be required of the Buyers to receive Underlying Shares pursuant to the Notes or Warrants.  The Company shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(p)               Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(q)               Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(r)                Closing Documents. After the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Latham & Watkins LLP a complete closing set of the respective executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise (which may be in photocopies or pdf versions of executed copies).

(s)                Stockholder Approval. Following the Closing, the Company agrees to use commercially reasonable efforts to obtain, at a special or annual meeting of the stockholders of the Company (at which a quorum is present) (the “Stockholder Meeting”) as soon as reasonably practical and in no event later than June 30, 2020 (the “Initial Stockholder Meeting”), the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting; provided, however that if (i) the Requisite Stockholder Approval and (ii) an increase in the Company’s authorized but unissued shares as contemplated by clause (X) of the second sentence of Section 10(D)(v) of the Notes, including sufficient shares to allow the Company to satisfy its obligation to issue up to twenty million (20,000,000) shares of its Common Stock pursuant to the Warrants, is not obtained at the Initial Stockholder Meeting, then the next such special meeting of the stockholders of the Company for the purposes of obtaining such approvals shall be held on or before August 31, 2020.

(t)                 Right to Participate. Until ninety days following the Maturity Date (as defined in the Notes), the Company shall undertake commercially reasonable efforts to provide the Buyer with as much advance written notice as reasonably practicable of any proposed offering of Common Stock or warrants exercisable for Common Stock that will be registered under the 1933 Act, other than an Excepted Offering (a “Participation Rights Offering”). Contemporaneously with the public disclosure of a Participation Rights Offering, the Company shall notify the Buyer in writing of the existence and, to the extent then determined, the proposed terms of such Participation Rights Offering, and the Buyer shall have a right to purchase, or to designate an Affiliate of Buyer to purchase, up to thirty-five percent (35%) of the shares of Common Stock or warrants (or any combination thereof) sold in such Participation Rights Offering at the public offering price for such offering. The Buyer or such Affiliate shall exercise its election to participate in a Participation Rights Offering at or prior to the pricing of such offering. The term “Excepted Offering” shall mean any offering of Common Stock (i) in connection with any merger, acquisition, joint venture or other similar transaction (other than such a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities); (ii) pursuant to any board of directors approved equity incentive plan (other than in connection with a capital-raising transaction); (iii) to be issued pursuant to the Pre-Emptive Rights Agreement; (iv) in an ATM Issuance (as defined in the Notes) (other than an ATM Issuance in which a single investor or group of investors purchases in excess of five million dollars ($5,000,000) in the aggregate of the Common Stock or warrants exercisable for Common Stock); (v) pursuant to the terms of the Warrant to Purchase Common Stock or the Amended and Restated Common Stock Purchase Warrant issued by the Company to Nineteen77 Capital Solutions A LP pursuant to the UBS Amendment, as amended, restated or otherwise modified in a manner not adverse to the Buyers; and (vi) any issuance of Common Stock to the lenders pursuant to Section 6.16 of the that certain Credit and Guaranty Agreement, dated as of May 23, 2019, by and among Driftwood LP, each of the guarantors party thereto, each of the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as amended by the UBS Amendment.

(u)               Legends.

(i)                 Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.

(ii)              Notwithstanding Section 4(t)(i), the Notes shall bear the legend required by Section 1275(c) of the Internal Revenue Code of 1986, as amended.

(v)               Taxes.

(i)                 On the date hereof and as reasonably requested thereafter by the Company or the Transfer Agent (as defined below), each Buyer (or the person that will be treated as owning the Purchased Security for U.S. federal income tax purposes) shall provide the Company and the Transfer Agent with an Internal Revenue Service Form W-9 indicating that such Buyer is a U.S. person that is exempt from U.S. federal backup withholding.

(ii)              Upon assignment of a Note by a Buyer pursuant to Section 9(g) (including by means of a sale or other exchange of the a Note by a Buyer) and as reasonably requested by the Company thereafter, each assignee (or, in each case, the person that will be treated as owning the Purchased Security for U.S. federal income tax purposes) shall provide the Company and the Transfer Agent with an Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8 and any accompanying forms as will permit the Company to determine the rate of withholding applicable to payments pursuant to the Note.

(iii)            The Company (and any person acting on behalf of any of the Company, including the Transfer Agent) shall have the right to deduct and withhold any taxes that it is required to deduct and withhold under applicable law from any payments to be made pursuant to the Notes. To the extent that amounts are so withheld and paid by the Company (or any person acting on behalf of any of the Company, including the Transfer Agent) to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement and the Notes as having been delivered and paid to the applicable Buyer or any other recipient of payment in respect of which such deduction and withholding was made. The Company and each Buyer (including any assignee of Buyer) agree to cooperate in obtaining any available exemption or reduction of such withholding, including the provision of forms pursuant to Sections 4(v)(i) and 4(v)(ii).

(w)             UBS Amendment. The Company may not amend or modify the terms of the UBS Amendment (as defined below) in any respect without the prior written consent of the Required Holders.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)               Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Purchased Securities have been issued (including the name and address of each transferee), the aggregate number of the Notes and Warrants held by such Person, the number of Note Shares issuable pursuant to the terms of the Notes held by such Person and the number of Warrant Shares issuable pursuant to the exercise of Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)               Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to credit shares to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System or, if the DWAC System is not available, to issue certificates to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Underlying Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or the exercise of the Warrants, as applicable. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c)               FAST Compliance. While any Notes or Warrants remain outstanding, the Company shall use commercially reasonable efforts to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE PURCHASED SECURITIES.

(a)               The obligation of the Company hereunder to issue and sell the Purchased Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)                 Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)              Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Purchased Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii)            The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.

(a)               The obligation of each Buyer hereunder to purchase its Purchased Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)                 The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers.

(ii)              Such Buyer shall have received the opinions of each of Davis Graham & Stubbs LLP and Baker Botts L.L.P., the Company’s counsel, dated as of the Closing Date, in forms acceptable to such Buyer.

(iii)            The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv)             The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v)               The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(vi)             The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

(vii)          The representations and warranties of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with (except for covenants, agreements or conditions) that are qualified by materiality or material adverse effect, which shall be performed, satisfied and complied with in all respects with) the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form acceptable to such Buyer.

(viii)        The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(ix)             The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (1) in writing by the SEC or the Principal Market or (2) by falling below the minimum maintenance requirements of the Principal Market.

(x)               The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xi)             No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii)          Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiii)        The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Underlying Shares and confirmation from the Principal Market that no stockholder vote or other conditions under the rules of the Principal Market shall apply to the sale of the Securities at the Closing.

(xiv)         Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(xv)           The Company shall have delivered to such Buyer executed copies of the Voting Agreements executed by each of the individuals listed on Exhibit D.

(xvi)         The Company shall have delivered to such Buyer an executed copy of that certain Third Amendment to Credit and Guaranty Agreement, by and among Driftwood Holdings LP, each of the guarantors party thereto, each of the lenders signatory thereto and Wilmington Trust, National Association, as administrative agent, in the form attached hereto as Exhibit E (the “UBS Amendment”).

(xvii)        All conditions to effectiveness under the UBS Amendment shall have been satisfied or waived and the UBS Amendment shall have become effective in accordance with its terms.

(xviii)      The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within ten (10) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and each Buyer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)               Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(d)               Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)               Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Notes or Warrants, as applicable.

(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone: (832) 962-4000
Attention: Legal
E-Mail: legal.notices@tellurianinc.com

If to the Transfer Agent:

Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11711
Telephone: (303) 420-8595
Attention: Theresa Henshaw
E-mail: theresa.henshaw@broadridge.com

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to Eric Helenek, High Trail Capital, 221 River Street, 9th Floor, Hoboken, NJ 07030 (telephone: (917) 414-1733)

with a copy (for informational purposes only) to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Telephone: (858) 523-5400
Facsimile: (858) 523-5450
Attention: Michael E. Sullivan, Esq.
E-mail: michael.sullivan@lw.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities except that a Buyer or holder of the Notes may not assign or otherwise transfer any of its rights or obligations hereunder to an entity listed on Exhibit F attached hereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (as defined in the Notes) or a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the provisions governing Fundamental Transaction set forth in the Warrants). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided (i) such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights (ii) a Buyer may not assign its rights under Sections (4)(f) (to the extent referring to the costs of enforcement of the Transaction Documents), 4(i), 4(t), 4(w) and 9(k) without the prior written consent of the Company, and any purported assignment in violation of the foregoing shall be void.

(h)               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)                 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is six months after Maturity Date (as defined in the Notes); provided, that the representations and warranties in (a) Section 3(c), Section 3(d), Section (i), Section 3(s) and Section 3(aa) shall survive indefinitely and (b) the representation and warranty in Section 3(bb) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. No claim for indemnification may be asserted against either party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation, warranty, covenant or agreement on which such claim is based ceases to survive as set forth in this Section 9(i).

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)               Indemnification.

(i)                 In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based upon the inaccuracy of any representations and warranties made by such Buyer herein or the willful misconduct or gross negligence on the part of such Buyer.

(ii)              Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l)                 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty unless otherwise provided for herein. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m)             Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)               Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)               Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)               Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of group or entity, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(q)               Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(r)                Enforcement Fees. The Company agrees to pay all costs and expenses of the Buyers reasonably incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

TELLURIAN INC.

By:	/s/ Kian Granmayeh
	Name:	Kian Granmayeh
	Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

   Exhibit A

Form of Senior Unsecured Note

[see attached]

Exhibit A

Tellurian Inc.

Senior Unsecured Note due 2021

Certificate No. [__]

Tellurian Inc., a Delaware corporation (the “Company”), for value received, promises to pay to High Trail Investments SA LLC (the “Initial Holder”), or its registered assigns, the principal sum of fifty-six million dollars ($56,000,000) (such principal sum, the “Principal Amount”), and to pay any outstanding Default Interest thereon, on June 1, 2021, all as provided in and subject to the terms and other provisions of this Note, including the earlier amortization, redemption, repurchase or conversion of this Note.

This Note has been issued pursuant to that certain Indenture, dated as of April [_], 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The terms of this Note include those stated in the Indenture.

Additional provisions of this Note are set forth on the other side of this Note.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING THE COMPANY AT 1201 Louisiana Street, Suite 3100, Houston, TX 77002.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Tellurian Inc. has caused this instrument to be duly executed as of the date set forth below.

Tellurian Inc.

Date: April [ • ], 2020	By:
Name:
Title:

[Signature Page to Senior Unsecured Note due 2021, Certificate No. [_]]

Tellurian Inc.

Senior Unsecured Note due 2021

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Tellurian Inc., a Delaware corporation (the “Company”), and designated as its “Senior Unsecured Note due 2021.”

This Note is subject to the terms of the Indenture.

Section 1.	Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture to the extent defined therein.

“Affiliate” means with respect to any Person, means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Amortization Date” means, with respect to the Note, (A) the first (1st) calendar day of each month beginning on June 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Payment” means, (A) with respect to the Amortization Date on June 1, 2020, three million five hundred thousand dollars ($3,500,000), (B) with respect to Amortization Dates after June 1, 2020 up to and including October 1, 2020, five million dollars ($5,000,000) each, (C) with respect to the Amortization Date on November 1, 2020, four million five hundred thousand dollars ($4,500,000) and (D) with respect to Amortization Dates after November 1, 2020 up to and including the Maturity Date, four million dollars ($4,000,000) each; provided, that the Holder and the Company may agree to decrease or increase the size of any Amortization Payment by mutual written consent.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Applicable Law” means with respect to any Person, property, or matter, any of the following applicable thereto: any constitution, writ, injunction, statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, court decision, authorization, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction, or any similar form of decision of, or determination by, or any interpretation or administration of, any of the foregoing, by any governmental authority, whether in effect as of the date hereof or thereafter and in each case as amended.

“ATM Issuance” means an Equity Issuance (i) pursuant to that certain Amended and Restated Distribution Agency Agreement, dated as of January 21, 2020, by and between the Company and Credit Suisse Securities (USA) LLC, (ii) pursuant to that certain Distribution Agency Agreement, dated as of March 2, 2020, among the Company, Raymond James & Associates, Inc. and T.R. Winston & Company, LLC or (iii) that is otherwise an “at the market offering” within the meaning of Rule 415(a)(4) of the Securities Act.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or the Place of Payment is authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the Place of Payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the Place of Payment are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, warrants or options or similar securities that provide a right to purchase or acquire, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Common Stock Change Event” has the meaning set forth in Section 10(D)(iv).

“Company” has the meaning assigned to such term in the preamble.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

“Conversion Consideration” has the meaning set forth in Section 10(D)(iii)(1).

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 10(D)(ii)(1) to convert such Note are satisfied.

“Conversion Settlement Date” has the meaning set forth in Section 10(D)(iii)(3).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 10(D)(iii)(5).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 4(C).

“Defaulted Shares” has the meaning set forth in Section 10(D)(iii)(5).

“Disqualified Institutions” means the entities listed on Exhibit E of the Securities Purchase Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A)        matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B)        is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C)        is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“Driftwood LP” means Driftwood Holdings LP (f/k/a Driftwood Holdings LLC), a Delaware limited partnership.

“Driftwood Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of May 23, 2019, by and among Driftwood LP, the Company, the other guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“DTC” means The Depository Trust Company.

“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Issuance shall mean any issuance or sale by the Company of shares of Capital Stock of the Company, or securities convertible into shares of Capital Stock of the Company, for cash consideration; provided that in no event shall an Equity Issuance include (i) Capital Stock issued in connection with equity compensation under the Company’s equity incentive plans, (ii) any Capital Stock issuance upon the exercise of or pursuant to the terms of warrants issued on or prior to the Issue Date, as such warrants have been amended, restated or otherwise modified on or prior to the date hereof or otherwise amended, restated or otherwise modified in a manner not adverse to the Holders; or (iii) any Capital Stock issuance to the Holders pursuant to the Transaction Documents .

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note.

“Event of Default Conversion Period” has the meaning set forth in Section 10(D)(i).

“Event of Default Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the greater of (A) the Floor Price and (B) seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the ten (10) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

“Event of Default Conversion Rate” means, with respect to the conversion of this Note (or any portion of this Note), an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) one thousand dollars ($1,000) divided by (B) the Event of Default Conversion Price applicable to such conversion.

“Event of Default Conversion Trigger Notice” has the meaning set forth in Section 10(D)(i).

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Excess Shares” has the meaning set forth in Section 7(A).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Floor Price” means thirty cents ($0.30); provided, however, that such amount shall be proportionately increased if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares and shall be proportionately decreased (but not below the par value of such shares) in the event the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by a writing by such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Permitted Holder, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s voting common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of voting common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)       the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)       the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Base Repurchase Price” means, with respect to this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to one hundred and five percent (105%) of the then outstanding Principal Amount of this Note (or portion thereof).

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase this Note (or any portion of this Note) upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6(D).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

“Indebtedness” means indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Indenture” means that certain Indenture, dated as of April [_], 2020, between the Company and the Trustee.

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Issue Date” means April [ • ], 2020.

“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on such exchange or market relating to the Common Stock.

“Maturity Date” means June 1, 2021.

“Maximum Percentage” has the meaning set forth in Section 7(A).

“Note” has the meaning assigned to such term in the preamble.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Permitted Holder” means: (a) Charif Souki; (b) Martin Houston; (c) Meg Gentle; and (d) Total S.A. or its affiliates.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019); (C) Indebtedness of up to one million dollars ($1,000,000) outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (D) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) Subordinated Indebtedness of the Company; (G) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed five hundred thousand dollars ($500,000) at any time outstanding; (H) Indebtedness incurred as a result of permitted payments in kind under the Driftwood Credit Agreement; (I) Indebtedness incurred by Tellurian International Holdings Ltd. (U.K.) and its Subsidiaries, including in respect of obligations for letters of credit and working capital, in each case, to support the acquisition of liquefied natural gas, (J) Indebtedness amongst the Company and its Wholly Owned Subsidiaries; (K) any Indebtedness incurred by Company or any of its Subsidiaries to, or guaranteed, in part or in whole, by, any governmental authority, extended or under the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, the Small Business Act, 15 USC Secs 632 et seq, and any loan or grant programs made available to the Company of any of its Subsidiaries under any financial support or funding program sponsored, funded, or guaranteed, in whole or in part, by any Federal Reserve Bank or the Board of Governors of the Federal Reserve Bank, or any federal, state or local governmental authority or body; (L) convertible debt or other equity-linked securities of the Company or Tellurian Investments, Inc., in each case, convertible into or linked to Capital Stock of the Company, in an aggregate amount at any time not to exceed $200,000,000, in each case so long as such Indebtedness does not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation for cash or put right for cash at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date other than as a result of a transaction constituting a Fundamental Change, to the extent that terms of such debt or securities provide that they will not be required to be redeemed, repurchased or otherwise paid unless such redemption, repurchase or payment is permitted hereunder (including as a result of a consent or waiver hereunder) or until the Notes have been paid in full; (M) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Indebtedness of ProductionCo and its Subsidiaries permitted under Section 8.1 of the ProductionCo Credit Agreement and (other than clause (e) thereof, except to the extent the Indebtedness pursuant to such clause constitutes Subordinated Indebtedness; and subject to the limitations set forth in Section 6.02(i) of the Driftwood Credit Agreement) (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any Indebtedness permitted under or not prohibited by Section 6.02 of the Driftwood Credit Agreement (other than clause (g) thereof, except to the extent the Indebtedness pursuant to such clause constitutes Subordinated Indebtedness), (N) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E) and (G) through (M); and (O) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of this Note), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiary, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date.

“Permitted Intellectual Property Licenses” means Intellectual Property (A) licenses in existence at the Issue Date and (B) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of a Default or an Event of Default.

“Permitted Investment” means: (A) Investments disclosed in public filings; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (E) shall not apply to Investments of the Company in any Subsidiary; (F) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors; (G) Investments consisting of travel advances in the ordinary course of business; (H) Investments in Wholly Owned Subsidiaries; (I) Permitted Intellectual Property Licenses; (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period; (K) Investments in shares of UK Oil & Gas PLC owned as of the date hereof by the Company or any of its Subsidiaries; and (L) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Investments of ProductionCo and its Subsidiaries permitted under Section 8.6 of the ProductionCo Credit Agreement (subject to the limitation set forth in clause (g) of the definition of “Permitted Investment” in the Driftwood Credit Agreement) and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any Investments permitted Section 6.04 of the Driftwood Credit Agreement.

“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder; (B) Liens disclosed in public filings; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor and Permitted Intellectual Property Licenses; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness; (N) Liens securing obligations permitted under clause (J) of the definition of Permitted Indebtedness; (O) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Liens of ProductionCo and its Subsidiaries permitted under Section 8.3 of the ProductionCo Credit Agreement (subject to the limitation set forth in Clause (m) of the definition of “Permitted Liens” in the Driftwood Credit Agreement) and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary, any Liens permitted or not prohibited by Section 6.03 of the Driftwood Credit Agreement; and (P) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (O) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Restricted Payments” means, with respect to any Person, any of the following: (A) repurchases, redemptions, dividends or distributions made in the form of the Capital Stock of such Person; (B) payment in lieu of fractional shares of the Capital Stock of such Person in connection with any dividend, split, or combination thereof; (C) payments made or expected to be made in respect of withholding or similar taxes payable upon exercise of the Capital Stock of such Person by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees), and any repurchases of such Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes; (D) repurchases, redemptions, dividends or distributions in accordance with incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body); (E) repurchases, redemptions, dividends or distributions in respect of (i) an exercise of the warrant shares under or pursuant to the terms of the Amended and Restated Common Stock Purchase Warrant, dated as of March 23, 2020, issued by the Company to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time on or prior to the date hereof or otherwise amended, restated or otherwise modified in a manner not adverse to the Holders, (ii) an exercise of the warrant shares under or pursuant to the terms of the Warrant to Purchase Common Stock, dated as of April [_], 2020, issued by the Company to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time in a manner not adverse to the Holders or (iii) the Warrants (as defined in the Securities Purchase Agreement), (E) dividends or distributions by a Subsidiary of the Company to the Company or a parent company of such Subsidiary that is a direct or indirect Wholly Owned Subsidiary of the Company); (F) repurchases or redemptions any class of Capital Stock pursuant to employee, director or consultant repurchase plans or other similar agreements approved by the Board of Directors; and (G) to the extent constituting a repurchase, redemption or distribution, conversion of the series C preferred shares of the Company held by Bechtel Oil, Gas and Chemicals, Inc. into shares of Common Stock.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (H) of Permitted Investments; (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any fiscal year; (F) dispositions of shares of UK Oil & Gas PLC owned as of the date hereof by the Company or any of its Subsidiaries; (G) dispositions or other transfers among the Company and its Wholly Owned Subsidiaries; and (H) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, (i) any Dispositions (as defined in the ProductionCo Credit Agreement) by ProductionCo and its Subsidiaries permitted under Section 8.9 of the ProductionCo Credit Agreement or (ii) such other Dispositions by ProductionCo and its Subsidiaries, for fair market value consideration and conducted on arm’s length basis, as may be consented to or permitted in accordance with the ProductionCo Credit Agreement after the date hereof, and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any dispositions permitted in or not prohibited by Section 6.07 of the Driftwood Credit Agreement.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 6, (B) by an amount equal to the sum of all Amortization Payments and Additional Amortization Payments made prior to date of determination of the Principal Amount of the Note then outstanding and (C) by optional prepayments pursuant to Section 4(D).

“ProductionCo” means Tellurian Production Holdings, LLC, a Delaware limited liability company.

“ProductionCo Credit Agreement” means that certain Credit Agreement, dated as of September 28, 2018, among ProductionCo, the lenders party thereto, Goldman Sachs Lending Partners LLC, as administrative agent, and J. Aron & Company LLC, as collateral agent, as such agreement, as amended, restated, supplemented or otherwise modified, prior to the date hereof.

“Reference Property” has the meaning set forth in Section 10(D)(iv).

“Reference Property Unit” has the meaning set forth in Section 10(D)(iv).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(A).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock pursuant to this Note and Warrant (as defined in the Securities Purchase Agreement) in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Capital Market, such stockholder approval is no longer required for the Company to deliver shares of Common Stock to the Holder without limitation pursuant to Section 7(B).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April [ • ], 2020, between the Company and High Trail Investments SA LLC providing for the issuance of this Note.

“Share Authorization Increase” has the meaning set forth in Section 10(D)(v).

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary's income (loss) from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds two million dollars ($2,000,000).

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Entity” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 10(D)(iv)(4).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“Trustee” means Wilmington Trust, National Association in its capacity as trustee under the Indenture.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 7(B).

Section 2.	Persons Deemed Owners.

The Holder of this Note will be treated as the sole owner of this Note for all purposes.

Section 3.	Registered Form.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form (within the meaning of Section 163 of the Code), without coupons. No interest shall accrue on any Note, except for Default Interest (if applicable).

Section 4.	Amortization Payments; Additional Amortization Payments; Defaulted Amounts; Optional Prepayments.

(A)             Amortization Payments. The Company shall make payment of the Principal Amount (without any prepayment premium or penalty) equal to the then applicable Amortization Payment (or portion thereof, if applicable) on each Amortization Date. The full amount of the Note, as set forth on the face hereof (without taking into account any original issue discount), shall be repaid in accordance with the terms hereof on or prior to the Maturity Date.

(B)              Additional Amortization Payments.

(i)                 On the June 1, 2020 Amortization Date, the aggregate amount of all proceeds received in respect of any Equity Issuance (other than any ATM Issuance) by the Company during the month immediately preceding such Amortization Date shall be paid in cash by the Company to the Holder as follows: (1) first, such amount shall be applied to the applicable Amortization Payment due on such Amortization Date; and (2) second, a minimum of twenty percent (20%) of any such amount remaining after applying Section 4(B)(i)(1) shall be used to repay the Notes on such Amortization Date.

(ii)              On each Amortization Date after June 1, 2020, the aggregate amount of all proceeds received in respect of any Equity Issuance (including any ATM Issuance) by the Company during the month immediately preceding such Amortization Date shall be paid in cash by the Company to the Holder as follows: (1) first, such amount in respect of any Equity Issuance shall be applied to the applicable Amortization Payment due on such Amortization Date, with the portion of such amount derived from any Equity Issuances other than an ATM Issuance being applied after the application of any portion of such amount derived from an ATM Issuance; (2) second, a minimum of twenty percent (20%) of any such amount in respect of any Equity Issuance (other than any ATM Issuance) remaining after applying Section 4(B)(ii)(1) shall be used to repay the Notes on such Amortization Date; and (3) third, a minimum of thirty-five percent (35%) of any remaining proceeds in respect of any ATM Issuance remaining after applying Section 4(B)(ii)(1) shall be used to repay the Notes on such Amortization Date.

(iii)            For purposes of this Note, any payment made to the Holder pursuant to Section 4(B)(i)(2), Section 4(B)(ii)(2) or Section 4(B)(ii)(3) shall be referred to as an “Additional Amortization Payment” and shall be applied to the then outstanding Principal Amount of the Note. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount of Additional Amortization Payments exceed eight million dollars ($8,000,000).

(iv)             Concurrently with the payment of each Amortization Payment, the Company shall certify to Holder in writing (i) the amount of Equity Issuances made during the preceding month (including the dates thereof, the class or series and amount of securities issued, the consideration received therefore, and the extent to which such Equity Issuances constituted Company ATM Issuances) and (ii) the amount of proceeds received with respect to such Equity Issuances that was applied to each Amortization Payment and Additional Amortization Payment made for such month; provided, however, that, unless consented to by the Holder in writing, in the event that the extent of such Equity Issuances is such that the information required in such certification would constitute material non-public information regarding the Company, then the Company shall instead disclose such material non-public information in its next Annual Report on Form 10-K or Quarterly Report on Form 10-Q (whichever shall occur first) and shall concurrently with the filing thereof provide to Holder such a certification with respect to the Equity Issuances during the period covered by such report.

(C)              Defaulted Amounts. If an Event of Default occurs, then in each case, to the extent permitted by Applicable Law, interest (“Default Interest”) will accrue on the then outstanding Principal Amount at a rate per annum equal to fifteen percent (15.0%), from, and including, the date of such Event of Default to, but excluding, the date such Event of Default is cured or is no longer continuing, as applicable. Default Interest hereunder will be payable in arrears on each Amortization Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(D)             Optional Prepayments. The Company shall have the right at any time and from time to time, upon ten (10) Business Days’ notice to the Holder and the Trustee, to irrevocably elect to prepay any or all of the Principal Amount (but if paying less than the full Principal Amount, such prepayment must be in integral multiples of $1,000,000) without premium or penalty. Notwithstanding the foregoing, any notice of prepayment delivered in connection with (x) any refinancing of any or all of the Notes with the proceeds of such refinancing or of any other incurrence of Indebtedness or (y) the consummation of another transaction, in each case, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, incurrence or transaction and may be revoked by the Company in the event such refinancing, incurrence or transaction is not consummated. Any such prepayment shall be applied to the Amortization Payment(s) selected by the Company.

(E)              Tax Withholding. Notwithstanding anything to the contrary herein, the Company (and any person acting on behalf of any of the Company) shall have the right to deduct and withhold any taxes that it is required to deduct and withhold under applicable law from any payments to be made pursuant to this Note. To the extent that amounts are so withheld and paid by the Company (or any person acting on behalf of any of the Company) to the applicable governmental authority, such withheld amounts shall be treated for all purposes of the Notes as having been delivered and paid to the applicable Holder or any other recipient of payment in respect of which such deduction and withholding was made. The Company and the Holder shall reasonably cooperate in obtaining any available exemption or reduction of such withholding, including the provision by the Holder of Internal Revenue Service Form W-9 or applicable Internal Revenue Service Form W-8, with appropriate supporting documentation.

Section 5.	Method of Payment; When Payment Date is Not a Business Day.

(A)             Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of Holder set forth in the Flow of Funds Letter (as defined in the Securities Purchase Agreement) (or, if such Holder provides the Company, at least five (5) Business Days before the date such amount is due, with written notice of an account or address of such Holder within the United States, as applicable, by check or wire transfer of immediately available funds to such account or address set forth in such written notice, as applicable).

(B)              Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day.

Section 6.	Required Repurchase of Note upon a Fundamental Change.

(A)             Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)              Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than ten (10) Business Days after the later of (x) the date the Holder delivers to the Company its election to require the Company to repurchase this Note pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C)              Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder (with a copy to the Trustee) a written notice (the “Fundamental Change Notice”) thereof, stating the expected date such Fundamental Change will occur. Following receipt of a Fundamental Change Notice, the Holder may elect, by written notice to the Company no later than the later of (i) ten (10) Trading Days after receipt of such Fundamental Change Notice and (ii) ten (10) Trading Days after the date of any amendment or other modification to the form or value of consideration receivable by holders of the Common Stock in connection with such Fundamental Change, to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(D)             Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus any accrued and unpaid Default Interest on this Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. If such Fundamental Change Repurchase Date is on an Amortization Date, then the Amortization Payment otherwise payable on such Amortization Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such principal on such Amortization Date.

(E)              Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding.

Section 7.	Stock Exchange Limitations.

(A)             Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and any such payment or conversion shall be null and void and treated as if never made, to the extent that after giving effect to such Amortization Payment or conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such payment or conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable with respect to such Amortization Payment (or applicable portion thereof) or upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) payment or conversion of the remaining, unpaid or unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(A). For purposes of this Section 7(A), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Company may issue upon conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). For any reason at any time, (i) upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding and (ii) upon the written or oral request of the Company (which may be made once in connection with each delivery of a conversion notice), the Holder shall within one (1) Trading Day confirm in writing or by electronic mail to the Company the number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties (and in no event will the Company be liable for any damages under any Transaction Document resulting from its reliance on incorrect information in such confirmation from the Holder or, if such confirmation is not provided in a timely manner, its reasonable reliance on the best information then available regarding the beneficial ownership of the Holder and the other Attribution Parties). In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder pursuant to this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to issue shares of Common Stock to the Holder pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of the ability to issue shares of Common Stock hereunder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(A) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(A) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. To the extent that (i) any shares of Common Stock were not issuable to the Holder due to such shares constituting Excess Shares and (ii) the Company has not otherwise paid or issued to the Holder the applicable portion of the Amortization Payment, Conversion Consideration or Event of Default Conversion Consideration applicable to such shares in accordance with this Note, if the Holder subsequently determines that the issuance of all or a portion of such shares would not cause the Holder’s and the other Attribution Parties’ aggregate beneficial ownership to exceed the Maximum Percentage, then the Holder may, by written notice to the Company, notify the Company as to what portion of such shares no longer constitute Excess Shares and the Company shall cause such shares to be delivered to the Holder on or before the second (2nd) Business Day following receipt of such notice.

(B)              Stock Exchange Limitation. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable pursuant to this Note, together with any shares of Common Stock issuable pursuant to the Warrant, exceed fifty-one million five hundred sixty-seven thousand and fifty (51,567,050) shares in the aggregate. If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then, (1) the Company will pay to the Holder, in cash, an amount equal to the product of (x) the number of such Withheld Shares and (y) the Daily VWAP per share of Common Stock on such Conversion Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on such Conversion Date.

Section 8.	Affirmative and Negative Covenants.

Until the Principal Amount and all other monetary obligations under the Notes are paid in full (other than any contingent indemnification obligations):

(A)             Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B)              Corporate Existence. Subject to Section 8(A), the Company will cause to preserve and keep in full force and effect:

(i)               its corporate existence in accordance with the organizational documents of the Company; and

(ii)              the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, reasonably expected to be materially adverse to the Holder.

(C)             Ranking. All payments due under this Note shall rank pari passu with all Other Notes and all other unsecured unsubordinated Indebtedness and shall rank senior to all Subordinated Indebtedness.

(D)             Incurrence of Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness for borrowed money except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (ii) Indebtedness under the ProductionCo Credit Agreement or the Driftwood Credit Agreement, (iii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, but without any final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness that is prior to ninety-one (91) days following the Maturity Date; or (c) amend or modify any documents or notes evidencing any Permitted Indebtedness in any manner which shortens the maturity date to a date prior to ninety-one (91) days following the Maturity Date or any amortization payment, sinking fund, mandatory redemption, other repurchase obligation or put right at the option of the lender or holder of such Indebtedness or any interest payment date thereof to a date prior to (91) days following the Maturity Date or otherwise imposes materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.

(E)              Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F)              Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

(G)              Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of Capital Stock, except for Permitted Restricted Payments, or (b) declare or pay any cash dividend or make a cash distribution on any class of Capital Stock, except for Permitted Restricted Payments or (c) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate.

(H)             Transfers. Except for Permitted Transfers, Permitted Investments and Permitted Restricted Payments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

(I)               Taxes. The Company and its Subsidiaries shall pay when due all material taxes, fees or other similar governmental charges (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all material personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes, fees or other similar governmental charges for which they maintain adequate reserves therefor in accordance with GAAP.

(J)               Minimum Cash Balance. The Company shall cause, as of the last day of each calendar month, the aggregate amount of, in each case subject to the proviso below, unrestricted, unencumbered Cash in one or more deposit accounts held solely in the Company’s name located in the United States to equal an amount equal to the greater of (i) forty percent (40%) of the then outstanding Principal Amount of this Note, (ii) eighteen million dollars ($18,000,000) and (iii) the minimum aggregate amount of Cash required to be reserved by the Company or its Subsidiaries pursuant to any Indebtedness (other than the Notes) plus six million dollars ($6,000,000); provided, that up to twelve million dollars ($12,000,000) in the aggregate of Cash held in accounts of the Company or its Subsidiaries with respect to which a lien has been granted and a control agreement is in place for the benefit of lenders pursuant to the Driftwood Credit Agreement shall be included in the calculation of Cash that satisfies the requirements of clauses (i) and (ii) of this Section 8(J), and the Company shall certify compliance with this Section 8(J) with respect to each month to the Holder in writing as of the first Business Day of the next succeeding calendar month.

(K)             Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto.

(L)              Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except as could not reasonably be expected to cause a material adverse effect.

(M)            Maintenance of Intellectual Property. The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(N)             Maintenance of Insurance. The Company shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(O)             Transactions with Affiliates. Except for Permitted Restricted Payments, Permitted Investments and transactions with Wholly Owned Subsidiaries, the Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions for fair consideration and on terms no less favorable, taken as a whole, to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(P)              Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(Q)             [Reserved].

(R)              Material Non-Public Information. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(R) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(S)              No Fiduciary Duty. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

Section 9.	Successors.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A)             the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is an entity (the “Successor Entity”) duly organized and existing under the laws of its jurisdiction of organization that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B)              immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

At the effective time of any Business Combination Event, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Entity had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10.	Defaults and Remedies

(A)             Events of Default. “Event of Default” means the occurrence of any of the following:

(i)               a default in the payment or issuance when due of any Principal Amount of this Note, Fundamental Change Repurchase Price, Amortization Payment, Conversion Consideration, Additional Amortization Payment or payment of Default Interest;

(ii)              a default in the Company’s obligation to deliver a Fundamental Change Notice pursuant to Section 6(C), and such default continues for three (3) Business Days;

(iii)             a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(iv)             a breach or default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clause (i) or (ix) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Transaction Documents; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within five (5) days after its occurrence;

(v)              any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(vi)             [Reserved];

(vii)            at any time, any shares of Common Stock issuable pursuant to this Note are not Freely Tradable (other than pursuant to Clause (c) thereof);

(viii)           the Company fails to use commercially reasonable efforts to obtain the Requisite Stockholder Approval on or prior to June 30, 2020;

(ix)              the Company fails to comply with Section 8(J) of this Note or Section 4(w) of the Securities Purchase Agreement;

(x)               the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of three (3) consecutive Trading Days;

(xi)             [Reserved];

(xii)            a default by the Company with respect to any other Indebtedness of at least one million dollars ($1,000,000) or any of its Subsidiaries with respect to any Indebtedness of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent and other than any lease that would have been characterized as an operating lease under GAAP as in effect on December 31, 2018 (whether such lease was entered into before or after such date)), in each case, which results in such amount of Indebtedness becoming due prior to its scheduled maturity, unless such default has been waived or cured;

(xiii)           one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment by the Company of at least one million dollars ($1,000,000) or any of its Subsidiaries of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xiv)           (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act (giving effect to any applicable grace periods or extensions) or (B) the Company withdraws or restates any financial statements included in such quarterly report or annual report previously filed with the Commission;

(xv)            the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)               commences a voluntary case or proceeding;

(2)               consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)               consents to the appointment of a custodian of it or for any substantial part of its property;

(4)               makes a general assignment for the benefit of its creditors;

(5)               takes any comparable action under any foreign Bankruptcy Law; or

(6)               generally is not paying its debts as they become due; or

(xvi)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)               is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)               appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)               orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)               grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 10(A)(xvi), such order or decree remains unstayed and in effect for at least thirty (30) days.

(B)              Acceleration.

(i)               Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A) (xv) or (xvi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid Default Interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)              Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A) (xv) or (xvi) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then Holders of a majority in aggregate of principal amount of the Notes, by notice to the Company (with a copy to the Trustee), may declare this Note to become due and payable immediately for Cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid Default Interest on this Note.

(C)              Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Holder and to the Trustee, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.

(D)             Conversion Upon Event of Default.

(i)                   If (x) an Event of Default occurs and, (y) on any Business Day during the period beginning on, and including, the date such Event of Default occurs and ending on the later of (A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) the fifth (5th) Trading Date after the Holder has received notice that such Event of Default has been cured, the Holder delivers a notice (the “Event of Default Conversion Trigger Notice”) to the Company stating that it has elected the provisions of this Section 10(D) to apply to this Note (or any portion of this Note) during the related Event of Default Conversion Period; then the Holder may convert this Note, in whole or in part, during an Event of Default Conversion Period. For purposes of this Section 10(D), “Event of Default Conversion Period” means the period from, and including, the fifth (5th) Business Day after the date such Event of Default Conversion Trigger Notice is delivered and ending on the date such Event of Default is waived (if at all) by the Holder; provided, however, that if the Company pays the Holder cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid Default Interest on this Note, then (for the avoidance of doubt, regardless of whether a notice has been delivered by the Holder pursuant to Section 10(B)(ii)) the Event of Default Conversion Period will instead end on the date of such payment (and, for the avoidance of doubt, if such payment is made before the fifth (5th) Business Day after the date such Event of Default Conversion Trigger Notice is delivered, then the Event of Default Conversion Period will not begin). Upon payment of such Event of Default Acceleration Amount in full, this Note will cease to be outstanding and notice thereof shall be provided to the Trustee.

(ii)              Conversion Procedures.

(1)               To convert this Note, the Holder must complete, manually sign and deliver to the Company the conversion notice attached to this Note or a facsimile or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable). For the avoidance of doubt, the conversion notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.

(2)               The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(3)               If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(4)               To the extent the amount of shares issuable pursuant to this Section 10(D) is reduced as a result of clause (A) of the definition of Event of Default Conversion Price, then concurrently with the issuance of such shares, the Company shall also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of such clause (A), multiplied by (ii) the Event of Default Conversion Price.

(iii)            Settlement Upon Conversion.

(1)               The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note to be converted will consist of (1) a number of shares of Common Stock equal to the Event of Default Conversion Rate in effect on the Conversion Date for such conversion and (2) cash in an amount equal to the aggregate accrued and unpaid Default Interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(2)               The total number of shares of Common Stock due in respect of any conversion of this Note will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(3)               The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(4)               If this Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note (or the applicable portion thereof) will cease to be outstanding and notice thereof shall be delivered to the Trustee.

(5)               If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of this Note and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either: (I) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or (II) promptly deliver, to the Holder, such Defaulted Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (X) the number of such Defaulted Shares; and (Y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.

(iv)             If there occurs any (A) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities); (B) consolidation, merger, combination or binding or statutory share exchange involving the Company; (C) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (D) other similar event, and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note:

(1)               at the effective time of such Common Stock Change Event, (1) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10(D) (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of this Section 10(D), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property.

(2)               For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

(3)               If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

(4)               At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 10(D); and (y) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 10(D). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(5)               As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(6)               The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(D).

(v)             Subject to the following sentence, at all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock for issuance upon conversion of the Note equal to the greater of (A) eighty-five million (85,000,000) shares multiplied by a fraction, the numerator of which shall be the dollar amount of then outstanding Principal Amount and the denominator of which shall be fifty-six million (56,000,000) and (B) two hundred percent (200%) of the then outstanding Principal Amount divided by the Daily VWAP. Notwithstanding anything herein to the contrary, (X) until the Company shall have received stockholder approval with respect to an increase in its number of authorized shares of at least one hundred million (100,000,000) shares (the “Share Authorization Increase”), the Company shall only be required to reserve, out of its authorized but unissued and unreserved shares of Common Stock, fifty-one million five hundred sixty-seven thousand and fifty (51,567,050) shares of Common Stock; provided, however, that the Company shall use commercially reasonable efforts to obtain the Share Authorization Increase at its next scheduled shareholder meeting, but it no event later than June 30, 2020, and if such approval is not then obtained, as promptly as practicable thereafter, with the Company holding stockholder votes to obtain such approval no less frequently than once per calendar quarter until such approval is obtained and (Y) the Company shall never be required to reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock for issuance upon conversion of the Note in excess of one hundred percent (100%) of the then outstanding Principal Amount divided by the Floor Price.

(vi)             Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any other Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system if required under the rules of such exchange or quotation system. Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

Section 11.	Ranking.

The Indebtedness represented by this Note will constitute the senior unsecured obligations of the Company.

Section 12.	Replacement Notes.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13.	Notices.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, TX 77002

Attention: Graham A. McArthur, Treasurer

Email: legal.notices@tellurianinc.com; treasury@tellurianinc.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by email to its email address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14.	Interpretation.

For purposes of this Note, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Note to the same extent as if they were set forth verbatim herein.

Section 15.	Successors and Assigns.

All agreements of in this Note will bind and insure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Holder may not assign or otherwise transfer any of their rights or obligations hereunder to a Disqualified Institution, unless an Event of Default has occurred and is continuing and (ii) the Holder may only assign or otherwise transfer the portions of the Principal Amount of this Note in principal increments of one million dollars ($1,000,000).

Section 16.	Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 17.	Headings, Etc.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 18.	Amendments

Other than as set forth in Section 7.01 of the Indenture, this Note may not be amended or modified unless in writing by the Company and the Holders of a majority of the outstanding Principal Amount, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of any of this Note unless the same consideration also is offered to all Holders.  From the date hereof and while any Notes are outstanding, the Company shall not be permitted to receive any consideration from a Holder that is not otherwise contemplated by this Note in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Holder in a manner that is more favorable than to other similarly situated Holders, or (ii) to treat any Holder(s) in a manner that is less favorable than the Holder that is paying such consideration; provided, however, that the determination of whether a Holder has been treated more or less favorably than another Holder shall disregard any securities of the Company purchased or sold by any Holder.

Section 19.	Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Section 20.	Submission to Jurisdiction.

The Company and each Holder (A) agree that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (B) waive, to the fullest extent permitted by Applicable Law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submit to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 21.	Integration; Effectiveness.

This Note constitutes the entire contract between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

Section 22.	Electronic Execution.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 23.	Enforcement Fees.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 24.	Termination.

Upon repayment in full of the Principal Amount and all other monetary obligations under the Notes (other than any contingent indemnification obligations), whether in cash or in Common Stock pursuant to Section 10(D), this Note shall terminate. Upon its termination, the Holder shall deliver this Note to the Company for cancellation.

* * *

CONVERSION NOTICE

Tellurian Inc.

Senior Unsecured Note due 2021

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $ ,000 in accordance with the following details.

Shares of Common Stock to be delivered:

Accrued Default Interest amount:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Date:
(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Warrant

[see attached]

Exhibit B

FORM OF WARRANT

Tellurian Inc.

Warrant To Purchase Common Stock

Warrant No.: ________

Number of Shares of Common Stock: 20,000,000

Date of Issuance: April [●], 2020 (“Issuance Date”)

Tellurian Inc., a corporation organized under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, High Trail Investments SA LLC, the registered holder hereof or its permitted and registered assigns (the “Holder”), is entitled, subject to the terms, conditions and adjustments set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date that is six months following the Issuance Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), twenty million (20,000,000) duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 20. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to (i) that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of April [●], 2020 (the “Subscription Date”), by and between the Company and the Holder, (ii) the Company’s Registration Statement on Form S-3ASR (File number 333-235793) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated as of April [●], 2020.

1.             EXERCISE OF WARRANT.

(a)        Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any Business Day and at any time or times on or after the Initial Exercisability Date, in whole or in part in increments of 25,000 Warrant Shares, by delivery (whether via electronic mail or otherwise in accordance with Section 8) of a duly completed and executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within two (2) Trading Days following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by electronic mail a duly executed and completed acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a) (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in FAST, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Aggregate Exercise Price (or notice of Cashless Exercise, as applicable), the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised on the date of such delivery, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather, the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof (except for consents and waivers provided pursuant to Section 9), the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) with respect to such exercise.

(b)       Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.542 per share, subject to adjustment as provided herein.

(c)        Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in FAST, to issue to the Holder a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) the Transfer Agent is participating in FAST, to credit the Holder’s balance account with DTC such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than two (2) Business Days after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” (provided that no Notice Failure shall be deemed to have occurred if the Exercise Notice Warrant Shares are freely tradeable upon issuance to the Holder notwithstanding the unavailability of a registration statement and such shares do not bear any restrictive legend) and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) (x) if the Transfer Agent is not participating in FAST and the Company shall have failed to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in FAST and the Company shall have failed to credit the Holder’s balance account with DTC the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, or (II) if a Notice Failure occurs, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares issuable hereunder pursuant to such exercise and which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s request, (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in FAST. In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use commercially reasonable efforts to select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall request its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) subject to the provisions of Section 1(d), switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. In addition to the foregoing, but subject in each instance to the limitations set forth in Section 1(i) below, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the third Trading Day following the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(d)       Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement (which may be the Registration Statement) covering the issuance or resale of the applicable Exercise Notice Warrant Shares is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part (in increments of 25,000 Warrant Shares in the case of a partial exercise of this Warrant) and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day, (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (3) both executed and delivered pursuant to Section 1(a) hereof during “regular trading hours” on a Trading Day, or (ii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).  Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 1(c) and 4(b), in no event will the Company be required to net cash settle a Warrant exercise. Any Cashless Exercise of this Warrant shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by an amount equal to the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise and not the number of Warrant Shares actually received by the Holder.

(e)       Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f)        Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder the Aggregate Exercise Price (or applicable portion thereof) paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Aggregate Exercise Price (or applicable portion thereof) paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. The Holder hereby acknowledges and agrees that the Company shall be entitled to rely on the representations and other information set forth in any Exercise Notice and shall not be required to independently verify whether any exercise of this Warrant would cause the Holder (together with the other Attribution Parties) to collectively beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding after giving effect to such exercise or otherwise trigger the provisions of this Section 1(f).

(g)       Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h)       Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and the management of the Company shall recommend to the board of directors that it recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, with respect to any such Authorized Share Failure, if the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In addition to the foregoing, in the event of any Authorized Share Failure that results in the failure of the Company to deliver any shares of Common Stock that would have otherwise been deliverable pursuant to an Exercise Notice (such shares the “Authorized Shares Failure Shares”), (1) the Company will promptly pay to the Holder, as liquidated damages and not as a penalty, cash in an amount equal (i) to the product of (x) the number of such Authorized Shares Failure Shares; and (y) the Daily VWAP per share of Common Stock on the date the Holder delivered the applicable Exercise Notice hereunder (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), minus (ii) if such exercise is not a cashless exercise the Aggregate Exercise Price applicable to such Authorized Shares Failure Shares, to the extent not previously paid; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Authorized Shares Failure Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) an amount equal to (i) the product of (I) the number of such Authorized Shares Failure Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on the date the Holder delivered the applicable Exercise Notice hereunder (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), minus (ii) if such exercise is not a cashless exercise, the Aggregate Exercise Price applicable to such Authorized Shares Failure Shares, to the extent not previously paid.

(i)         Liquidated Damages Limitations. Notwithstanding anything to the contrary herein, (i) with respect to any particular Exercise Notice, the Holder shall not be entitled to recover any liquidated damages from the Company under Section 1(c) above in connection with any failure to deliver any Exercise Notice Warrant Shares to the Holder subject to such Exercise Notice until the aggregate liquidated damages for which the Company would otherwise be liable in respect of all failures to deliver Exercise Notice Warrant Shares hereunder (in the absence of this limitation) exceeds $25,000 (the “LD Threshold”), after which the Holder shall be paid the aggregate amount of all such liquidated damages in respect of all such failures to deliver Exercise Notice Warrant Shares hereunder from the first dollar thereof (including the amount of the LD Threshold), and (ii) the maximum aggregate liquidated damages (cumulatively, inclusive of any and all liquidated damages under Section 1(c)) for which the Company will be liable will in no event exceed the LD Cap.

(j)         Taxes. For income tax purposes, the Holder agrees that the Company may withhold from any amounts payable to the Holder or its permitted assignee or permitted transferee any taxes to be withheld from such amounts; provided that the Company shall reasonably cooperate with the Holder to reduce or eliminate the amounts required to be withheld.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)        Intentionally omitted.

(b)       Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)        Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.            RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.             PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)        Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b)       Fundamental Transaction. In the event that the Company enters into a Fundamental Transaction, the Company shall deliver or cause to be delivered to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) (the “Successor Entity Security”). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity to deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) that the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to provide the Holder with the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) that the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, in the event of a Change of Control, at the request of the Holder delivered before the 30th day after public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within ten (10) Business Days after such request (or, if later, on the effective date of the Change of Control), an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the effective date of such Change of Control, payable in cash; provided, however, that, if the Change of Control is not within the Company's control, including not approved by the Company's Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Change of Control, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Change of Control, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Change of Control; provided, further, that if holder of Common Stock are not offered or paid any consideration in such Change of Control, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which entity may be the Company following such Change of Control) in such Change of Control.

5.            NONCIRCUMVENTION. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

6.             WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.             REISSUANCE OF WARRANTS.

(a)        Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, together with funds sufficient to pay any transfer taxes in connection with the making of such transfer, whereupon such compliance the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Warrant Shares or Warrants in the name of any Person other than the Holder.

(b)        Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)        Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.

(d)        Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.            NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by electronic mail or (b) from outside the United States, by International Federal Express, or by electronic mail, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, and (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:

(i) if to the Company, to:

Tellurian Inc.
1201 Louisiana Street

Suite 3100

Houston, TX 77002
Attention: Legal

Email: legal.notices@tellurianinc.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company (provided that, with respect to the Holder, such notice may only be delivered via electronic mail or facsimile),

With a copy (for informational purposes only) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Telephone: (858) 509-8427

Attention: Michael E. Sullivan, Esq.

Email: michael.sullivan@lw.com

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than issuances of shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen (15) days prior to the date on which the Company closes its books or the applicable record date (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property made pro rata to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation and (iii) ten (10) Business Days (or such shorter period as is reasonably practicable under the circumstances if the Company does not have 10 Business Days’ prior notice) prior to the consummation of any Fundamental Transaction; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, but only to the extent the information in such notice constitutes material non-public information regarding the Company or any of its subsidiaries.

9.             AMENDMENT AND WAIVER. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.           GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth with respect to such party in Section 8 above or such other address as such party subsequently delivers to the other party and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a party hereto from bringing suit or taking other legal action against the other party hereto in any other jurisdiction to collect on its obligations or to enforce a judgment or other court ruling in favor of such party. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.           DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the rights of the Holder or the Company to pursue actual damages for any failure by the other party to comply with the terms of this Warrant. Each of the Company and the Holder acknowledges that a breach by such party of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. The Company and the Holder therefore agree that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.           TRANSFER. Subject to transfer conditions referred to in the terms and conditions of the Securities Purchase Agreement, this Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company in accordance with Section 7(a).

14.           Securities Purchase Agreement. This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Securities Purchase Agreement, and the Holder shall be required, for so long as the Holder holds this Warrant or any Warrant Shares, to become and remain a party to the Securities Purchase Agreement.

15.           SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

16.           DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its subsidiaries, the Company shall contemporaneously with any such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its subsidiaries, the Company so shall indicate to the Holder in writing contemporaneously with the delivery of such notice (or promptly following receipt of such notice from the Holder, as applicable), and in the absence of any such written indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its subsidiaries.

17.           ENTIRE AGREEMENT. This Warrant, together with the Securities Purchase Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Securities Purchase, the statements in the body of this Warrant shall control.

18.           ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

19.           COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

20.           CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the exercise of voting power, by contract or otherwise.

(e)      “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f)       “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the first public announcement of the applicable Change of Control, or, if the Change of Control is not publicly announced, the date the Change of Control is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to 100%, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the five (5) Trading Days immediately prior to the consummation of such Change of Control, (iv) a remaining option time equal to the time between the date of the public announcement of the applicable Change of Control and the Expiration Date, and (v) a zero cost of borrow.

(g)      “Bloomberg” means Bloomberg Financial Markets.

(h)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i)       “Capital Stock” of any Person means any and all shares of, warrants or options or similar securities that provide a right to purchase or acquire, the equity of such Person, but excluding any debt securities convertible into such equity.

(j)       “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person or a merger of equals in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 50% of the Company’s market capitalization as calculated on the date of the announcement of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.

(k)     “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or on the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(l)       “Common Stock” means (i) the Company’s Common Stock, par value $0.01 per share, and (ii) any Capital Stock into which such Common Stock shall have been changed or any Capital Stock resulting from a reclassification of such Common Stock.

(m)     “Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries (other than Options) that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, shares of Common Stock) or any of its subsidiaries.

(n)      “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(o)      “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(p)      “Expiration Date” means the date that is sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market, the next day on which such trading occurs.

(q)      “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries (taken as a whole) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. Notwithstanding the foregoing, the term “Fundamental Transaction” shall not include transactions consisting solely of issuances of equity interests in Driftwood Holdings LP (f/k/a Driftwood Holdings LLC), a Delaware limited partnership, or any successor entity thereto, or any related reorganizations or contributions of assets comprising the Driftwood LNG terminal, in connection with the financing of the construction of the Driftwood LNG terminal pursuant to a final investment decision in respect thereof.

(r)       “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(s)      “LD Cap” means an amount equal to (a) $1,000,000, multiplied by (b) a fraction (i) the numerator of which is the initial total number of Warrant Shares in respect of which this Warrant may be exercised as of the Issuance Date, and (ii) the denominator of which is 20,000,000, in each case, as proportionately adjusted in accordance with the provisions of Section 2 hereof.

(t)       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u)      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v)     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(w)     “Principal Market” means The Nasdaq Capital Market.

(x)       “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(y)     “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(z)      “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(aa)    “Transaction Documents” means any agreement entered into by and between the Company and the Holder in connection with or pursuant to this Warrant.

(bb)   “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

(cc)    “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

(dd)   “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Tellurian Inc.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Tellurian Inc.

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Tellurian Inc., a corporation organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________  a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________  a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder that, after giving effect to the exercise provided for in this Exercise Notice, the Holder (together with the other Attribution Parties) will not have beneficial ownership of a number of shares of Common Stock in excess of the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(f) of the Warrant and utilizing a Reported Outstanding Share Number (as provided or reported by the Company, as applicable) equal to ______________.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

TELLURIAN INC.

By:
Name:
Title:

Exhibit C

Voting Agreement Parties

1. Charif Souki

2. Martin Houston

3. Meg Gentle

4. Keith Teague

Exhibit E

Form of UBS Amendment

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of April __, 2020, by and among Driftwood Holdings LP (f/k/a Driftwood Holdings LLC), a Delaware limited partnership, as borrower (the “Borrower”), each of the Guarantors party hereto, each of the Lenders that is a signatory hereto, and Wilmington Trust, National Association, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

RECITALS

A.       The Borrower, the Administrative Agent, the Guarantors from time to time party thereto, the lenders from time to time party thereto as lenders (the “Lenders”), and Wilmington Trust, National Association, as Collateral Agent, have entered into that certain Credit and Guaranty Agreement, dated as of May 23, 2019, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of February 28, 2020 and by that Second Amendment to Credit and Guaranty Agreement, dated as of March 23, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions prior to the date hereof, the “Credit Agreement”).

B.       The Borrower wishes to amend, and the Lenders party hereto, constituting all of the Lenders, are willing to amend, the Credit Agreement and the other Financing Documents on the terms and subject to the conditions set forth herein.

C.       Pursuant to Section 10.02(b) of the Credit Agreement, each amendment to the Credit Agreement set forth herein shall not be effective unless set forth in a writing signed by the Borrower and each Lender affected by such amendment and acknowledged by the Administrative Agent.

NOW THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendments to Credit Agreement. The Borrower and the Lenders party hereto (constituting collectively all of the Lenders) hereby agree to amend the Credit Agreement on the Third Amendment Effective Date (as defined below) as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Equivalent Exchange Offer” has the meaning set forth in Section 6.16.

“High Trail Notes” means one or more senior unsecured notes originally issued in favor of High Trail Capital LP (or an Affiliate thereof) in the original aggregate principal amount of $56,000,000, together with any exchanged notes in favor of High Trail Capital LP (or an Affiliate thereof); provided that (a) the terms of each such note (whether an original or an exchanged note) are identical (other than with respect to the beneficiary of such note and the principal amount of such note); and (b) the aggregate principal amount of all such outstanding notes (whether an original note or an exchanged note) does not at any time exceed $56,000,000.

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“HT Excluded Account” means, collectively, a single unencumbered deposit account and a single unencumbered securities account, each of which is held solely in the name of Tellurian and used solely to comply with the minimum cash balance requirement contained in the High Trail Notes.

“Minimum Price” means, as of any relevant time in Section 6.16, as that term is defined in Nasdaq Rule 5635(d)(1)(A) or any successor rule.

“Notes Exchange” has the meaning set forth in Section 6.16.

“Second NCS Warrant Agreement” means that certain Warrant to Purchase Common Stock, dated as of the Third Amendment Effective Date, issued by Tellurian to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time.

“Third Amendment” means that certain Third Amendment to Credit and Guaranty Agreement, dated as of April __, 2020, among the Borrower, the Administrative Agent, and the Lenders party thereto, which amends this Agreement.”

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

(b)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Excluded Accounts” in its entirety as follows:

“Excluded Accounts” means any deposit account or securities account that: (a) is used solely as a zero-balance payroll account, or solely as an account dedicated to the payment of accrued employee benefits, or medical, dental and employee benefits claims, to employees of Tellurian or any Subsidiary thereof; (b) is used solely as a tax withholding account; (c) is used solely as an escrow account, a fiduciary or trust account, or other account that is contractually obligated to be segregated from the other assets of Tellurian or a Subsidiary thereof for the benefit of unaffiliated third parties in connection with an acquisition, disposition, or post-closing indemnity required under a purchase and sale agreement (other than for the issuance of Capital Stock of Tellurian or any Borrower Group Member); (d) is a segregated account, the balance of which consists exclusively of funds due and owing to unaffiliated third parties in connection with royalty payment obligations owed to such third parties, or working interest payments received from unaffiliated third parties, solely to the extent such amounts constitute property of such third party held in trust; (e) is a fiduciary or trust account for the benefit of a Governmental Authority securing plugging, abandonment, and similar obligations incurred in the ordinary course of business; (f) subject to Section 5.18(f), is used by Tellurian to raise capital through the sale of its Capital Stock under its “at the market” or market equity program; (g) is an escrow account used solely to hold down payments related to the proposed sale of the Capital Stock of the Borrower; (h) is an escrow account required by the Driftwood EPC Contract (Phase 1), Driftwood EPC Contract (Phase 2), Driftwood EPC Contract (Phase 3) or Driftwood EPC Contract (Phase 4); (i) is a BofA LC Cash Collateral Account or a BofA CC Cash Collateral Account; (j) is a zero-balance account held by Tellurian Services LLC (for accounts payable) or Tellurian Supply & Trade LLC (for the receipt of proceeds from third-party gas sales); (k) is owned or held by ProductionCo or any of its Subsidiaries, but only for so long as ProductionCo or such Subsidiary, as applicable, is not required to be a Guarantor hereunder; (l) is owned or held by any Foreign Subsidiary; (m) is a securities account holding Capital Stock in UK Oil & Gas PLC received as consideration from Tellurian Investment’s sale of the Capital Stock of Magellan Petroleum (UK) Investment Holdings Limited; and (n) the HT Excluded Account.”

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(c)	Section 1.01 of the Credit Agreement is hereby amended by adding “the Second NCS Warrant Agreement,” immediately after “the NCS Warrant Agreement,” in the definition of “Financing Documents”.

(d)	Section 1.01 of the Credit Agreement is hereby amended by adding “or the Second NCS Warrant Agreement” immediately after “the NCS Warrant Agreement” in the definition of “Indemnified Taxes”.

(e)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating Clause (e) of the definition of “Permitted Restricted Payments” in its entirety as follows:

“(e)       Restricted Payments in respect of an exercise of or pursuant to the terms of (i) the warrant shares under the NCS Warrant Agreement, (ii) the warrant shares under the Second NCS Warrant Agreement and (iii) the warrant shares under that certain Warrant to Purchase Common Stock, dated as of the date hereof, by Tellurian in favor of High Trail Investments SA LLC (as in effect on the execution date of the Third Amendment or as amended or modified in a manner not materially adverse to the Lenders, Tellurian, or the other equity holders of Tellurian).”

(f)	Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of the Clause (c) of the definition of “Restricted Payment”:

“(other than payments to an equity owner of Tellurian in respect of Permitted Indebtedness)”

(g)	Section 5.18 of the Credit Agreement is hereby amended to add the following as new clause (f) thereto:

“(f)       Notwithstanding anything to the contrary in this Agreement, to the extent: (i) Tellurian or any of its direct or indirect Subsidiaries (other than ProductionCo or any of its Subsidiaries) receives the cash proceeds of: (A) any Indebtedness incurred under Section 6.02(t); or (B) the issuance of any Capital Stock of Tellurian through Tellurian’s “at the market” or market equity program; and (ii) such cash proceeds are received in an account that is not a Collateral Account, then the Borrower and each Guarantor shall, and shall cause any direct or indirect Subsidiary of Tellurian who is not a Guarantor to, transfer such proceeds to a Collateral Account held by Tellurian Investments: (x) pursuant to a standard sweep instruction in place on the execution date of the Third Amendment for the account that receives such proceeds (without any modification of such instruction on or after such date); or (y) within two (2) Business Day after receipt thereof.”

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(h)	Section 5.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 5.20 Material Non-Public Information. Upon delivery by the Borrower or Tellurian to any Secured Party (or receipt by any Secured Party from the Borrower or Tellurian) of any notice in accordance with the terms of this Agreement, unless the Borrower or Tellurian has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to Tellurian or any of its Subsidiaries, Tellurian shall, and the Borrower shall cause Tellurian to, on or prior to 9:00 am New York city time on the Business Day immediately following such notice delivery date, to publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Borrower or Tellurian believes that a notice contains material, non-public information relating to Tellurian or any of its Subsidiaries, the Borrower or Tellurian shall so indicate to the applicable Secured Party explicitly in writing in such notice (or immediately upon receipt of such notice by the applicable Secured Party, as applicable), and in the absence of any such written indication in such notice (or notification from the Borrower or Tellurian immediately upon receipt of notice from the applicable Secured Party), such Secured Party shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to Tellurian or any of its Subsidiaries.”

(i)	Section 6.02 of the Credit Agreement is hereby amended by (i) deleting “and” from clause (q) thereof, (ii) replacing the “.” in clause (r) thereof with a “;” and (iii) adding the following clauses (s) and (t) in the correct alphabetical order:

“(s)       Indebtedness incurred by Tellurian under the High Trail Notes (as such notes are in effect on the execution date of the Third Amendment and as amended as permitted under Section 6.16); and

(t)       any unsecured Indebtedness incurred by Tellurian or any of its Subsidiaries to, or guaranteed in whole or in part by, any governmental authority, but only to the extent such Indebtedness is incurred pursuant to, and is subject to the requirements of: (i) the Coronavirus Aid, Relief and Economic Security (“CARES”) Act (H.R. 6074, H.R. 6201, H.R. 748 and H.R. 266 (116)); or (ii) any other loan or grant programs made available to Tellurian of any of its Subsidiaries under any financial support or funding program sponsored, funded, or guaranteed, in whole or in part, by any Federal Reserve Bank, the Board of Governors of the Federal Reserve Bank, or any federal, state, or local governmental authority or body, in each case in response to, and to provide relief from, impacts of the COVID-19 pandemic.”

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(j)	Section 6.11(d) of the Credit Agreement is hereby amended to add the following after the reference to “Closing Date” therein:

“, is an HT Excluded Account, is an account listed on Schedule I of the Third Amendment (which accounts shall be used solely for the receipt of funds under Tellurian’s “at the market” or market equity program),”

(k)	Section 6.11 of the Credit Agreement is hereby amended to add the following as new clause (e) thereto:

“(e)       Notwithstanding anything to the contrary in this Agreement, other than on an intraday basis on the date on which the proceeds of the High Trail Notes are received, under no circumstances shall the Borrower or any Guarantor permit the total amount on deposit in the HT Excluded Account to exceed at any time the lesser of: (i) $10,400,000; and (ii) the amount of unrestricted and/or unencumbered cash that Tellurian is required to maintain in a deposit account or securities account held by Tellurian pursuant to the High Trail Notes (as such notes are in effect on the execution date of the Third Amendment), taking into account any amounts on deposit in the Collateral Accounts.”

(l)	Article VI of the Credit Agreement is hereby amended to add the following as new Section 6.16 thereto:

“Section 6.16     High Trail Notes. Notwithstanding anything to the contrary in this Agreement, each Loan Party shall not amend or modify, or permit the amendment or modification of, the High Trail Notes or the terms thereof (whether through an amendment, side letter agreement, or any other contract, agreement, or understanding) in a manner that:

(a)       except as set forth below, amends or modifies the amount or frequency of “Amortization Payments” or “Additional Amortization Payments” (as each term is defined in the High Trail Notes as of the execution date of the Third Amendment) under the High Trail Notes in a manner that is materially more burdensome, taken as a whole, upon Tellurian and its Subsidiaries than exist under the High Trail Notes immediately prior to such amendment or modification as determined by Tellurian (such determination to be evidenced in a written certification delivered by the Borrower to the Administrative Agent prior to the effectiveness of such amendment or modification certifying that such change will not materially increase the likelihood of a payment default under the High Trail Notes); provided that no such amendment or modification shall require Tellurian to make “Additional Amortization Payments” under and as defined in the High Trail Notes in excess of $8,000,000 in the aggregate; and

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(b)        amends or modifies any affirmative or negative covenant in Section 8 of the High Trail Notes (or in any other part of the High Trail Notes) to impose material additional or increased burdens or obligations on Tellurian and its Subsidiaries taken as a whole;

(c)       (i) expands the events or circumstances that constitute an “Event of Default” under and as defined in the High Trail Notes (or provides for a similar event); or (ii) expands or modifies the remedies available to holders of the High Trail Notes in connection with an Event of Default (or another default), including any amendment or modification that effects the amount or application of the “Event of Default Acceleration Amount” or amends or modifies Section 10(D) thereof or related definitions thereof in respect of the remedy of conversion of the High Trail Notes into equity securities of Tellurian upon an “Event of Default” under and as defined in the High Trail Notes, in each case under clause (ii), in a manner adverse to Tellurian or the Lenders;

(d)       provides for, or results in, a security interest in, or lien on, any assets of Tellurian or any of its Subsidiaries in favor of the holders of the High Trail Notes (or any agent on their behalf);

(e)       imposes any new interest obligations on the principal balance of the High Trail Notes or on any amounts owed by Tellurian in connection with the High Trail Notes, increases any default interest rate under the High Trail Notes, or imposes any new or additional fees on Tellurian in connection with the High Trail Notes (other than any new or additional fees that are payable solely in Tellurian Stock (or warrants to purchase Tellurian Stock), and solely to the extent an equivalent amount of new or additional fees (for an equivalent amount of Tellurian Stock or warrants, as applicable) are offered to the Lenders at the time, and on the same terms, as are offered under the High Trail Notes);

(f)       amends or modifies Section 6 of the High Trail Notes (or any other amendment or modification of the High Trail Notes that effectively results in a modification or amendment of Section 6 of the High Trail Notes) that is materially adverse to the Lenders;

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(g)       increases the outstanding aggregate principal amount owed by Tellurian under the High Trail Notes; or

(h)      otherwise imposes materially more burdensome terms, taken as a whole, upon Tellurian and its Subsidiaries than exist under the High Trail Notes immediately prior to such amendment or modification.

In addition:

(x)       under no circumstances shall any Loan Party amend or modify, or permit the amendment or modification of, the High Trail Notes or the terms thereof (whether through an amendment, side letter agreement, or any other contract, agreement, or understanding), or enter into any other agreement, in any such case if the effect thereof is to increase the aggregate economics payable to the holders of the High Trail Notes thereunder in cash, or to otherwise increase the cash amounts payable under or in connection with the High Trail Notes; provided that nothing in this clause (x) is intended to limit or prohibit: (i) any change to the amount or frequency of “Amortization Payments” or “Additional Amortization Payments” (as each term is defined in the High Trail Notes as of the execution date of the Third Amendment) under the High Trail Notes that are not prohibited by Section 6.16(a) or clause (y) below; and (ii) any increase in the aggregate economics, or the amounts payable, under or in connection with the High Trail Notes that are payable solely in Tellurian Stock (or warrants to purchase Tellurian Stock), and solely to the extent such additional economics or payments (in the form of an equivalent amount of Tellurian Stock or warrants, as applicable) are offered to the Lenders at the time, and on the same terms, as are offered under the High Trail Notes; and

(y)       except to the extent set forth in Section 10(D) of the High Trail Notes (as in effect on the execution date of the Third Amendment), neither Tellurian nor any other Loan Party shall exchange, or agree to the exchange of, any principal amount of the High Trail Notes into Tellurian Stock (a “Notes Exchange”), except:

(i) at or above the Minimum Price; or

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(ii) at a discount to the Minimum Price, but only if, after 4:00 p.m. Eastern time but prior to 6:00 p.m. Eastern time on the date the binding agreement for the Notes Exchange is executed (the “Exchange Notice Date”), Tellurian shall have delivered to the Lenders: (A) a written offer to the Lenders to exchange, subject to the requirements of applicable law and Nasdaq rules, up to an equal amount of the principal of the Loans into Tellurian Stock at the same price (each such offer, an “Equivalent Exchange Offer”); and (B) a copy of the irrevocable and binding documentation governing such Notes Exchange; provided that if the Lenders, due to applicable law or Nasdaq rules, would be prohibited from receiving the maximum amount of Tellurian Stock that the Lenders would be entitled to acquire pursuant to such Equivalent Exchange Offer based on the foregoing, then the total principal amount of the Loans that the Lenders may exchange shall be limited to the amount permitted by applicable law or Nasdaq rules, after taking into account the amount of High Trail Notes to be exchanged in the Note Exchange.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender notifies the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the applicable Exchange Notice Date, and Tellurian and the other Loan Parties have otherwise complied with this Section 6.16 in connection with such Notes Exchange and Equivalent Exchange Offer, then, subject to the requirements of applicable law and Nasdaq rules, Tellurian shall, as soon as practicable thereafter: (I) consummate such Notes Exchange in accordance with the terms on which the related Equivalent Exchange Offer were based; and (II) consummate the exchange of the Loans pursuant to the terms of such Equivalent Exchange Offer; provided that the Tellurian Stock issued pursuant to such Notes Exchange and such Equivalent Exchange Offer must be issued to their respective recipients simultaneously.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender does not notify the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the applicable Exchange Notice Date, and Tellurian and the other Loan Parties have otherwise complied with this Section 6.16 in connection with such Notes Exchange and Equivalent Exchange Offer, then, subject to the requirements of applicable law and Nasdaq rules, Tellurian shall be permitted: (I) to consummate such Notes Exchange in accordance with the terms on which the related Equivalent Exchange Offer were based; and (II) such Lender shall have no later than three (3) Business Days after such Exchange Notice Date to notify the Borrower of its election to participate in such Equivalent Exchange Offer. If such Lender elects to participate in such Equivalent Exchange Offer, then Tellurian and such Lender shall consummate the exchange of the Loans pursuant to the terms of such Equivalent Exchange Offer as soon as practicable thereafter.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender does not notify the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the third (3rd) Business Day after the applicable Exchange Notice Date, then such Lender shall be deemed to have waived its right to accept such Equivalent Exchange Offer.”

(m)	Article VI of the Credit Agreement is hereby amended to add the following as new Section 6.17 thereto:

“Section 6.17     No Prepayment Restrictions. No Loan Party shall enter into, permit the maintenance of, or suffer to exist any contract, agreement, or other understanding that prohibits or restricts the ability of the Borrower to prepay the Loans in accordance with Section 2.05.”

(n)	Section 7.01(d) of the Credit Agreement is hereby amended by:

(i)	adding “Section 5.18(f),” after “Section 5.13” in clause (i) thereof;

(ii)	adding the word “or” immediately after the semicolon at the end of clause (ii) thereof; and

(iii)	adding the following new clause (iii) thereto:

“(iii)       Section 3 of the Third Amendment.”

(o)	Section 7.01(p) of the Credit Agreement is hereby amended by adding “or the Second NCS Warrant Agreement” immediately after the reference to “the NCS Warrant Agreement” therein.

(p)	Section 7.01 of the Credit Agreement is hereby amended to add the following as new clause (s) thereto:

“(s)       without limiting or modifying Section 7.01(r), a default by Tellurian with respect to any Indebtedness of at least one million dollars ($1,000,000), or any of its Subsidiaries with respect to any Indebtedness of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent and other than Indebtedness under the Financing Documents and any lease that would have been characterized as an operating lease under GAAP as in effect on December 31, 2018 (whether such lease was entered into before or after such date)), in each case, which results in such amount of Indebtedness becoming due prior to its scheduled maturity, unless such default has been waived or cured;”

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(q)	Section 10.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 10.17 [Reserved].”

2.       Conditions. The amendments to the Credit Agreement set forth in Section 1 above shall not become effective until the date (the “Third Amendment Effective Date”) on which all of the following conditions have been satisfied:

(a)	The Borrower, each Lender party hereto (constituting all of the Lenders), each Guarantor, and the Administrative Agent have delivered their fully executed signature pages hereto.

(b)	The Borrower shall have prepaid (in addition to any prepayments of the Loans made prior to the date hereof) the Loans on a pro rata basis pursuant to Section 2.05(a) of the Credit Agreement an aggregate principal amount at least equal to $1,750,000, plus any and all accrued but unpaid Cash Interest, fees, and expenses relating to the Loans. The Lenders hereby consent to such prepayment not being in a whole multiple of $500,000 and waive all notice requirements in respect of such prepayment.

(c)	In lieu of a prepayment of $15,000,000 of the principal amount of the Loans in cash, Tellurian shall, and the Borrower shall cause Tellurian to, after or substantially concurrently with the satisfaction of the condition set forth in Section 2(b) above, as a prepayment of $15,000,000 of the principal amount of the Loans: (i) issue, or have issued on its behalf, to the Lenders, 9,348,706 shares of Tellurian Stock; and (ii) satisfy the requirements of Section 2(d) below, and the Lenders confirm that upon satisfaction of clauses (i) and (ii) above, the principal amount of the Loans shall be decreased by $15,000,000. On the Third Amendment Effective Date, following the issuance of shares of Tellurian Stock to the Lenders pursuant to this Amendment, Tellurian shall file with the United States Securities and Exchange Commission a prospectus supplement to the prospectus accompanying the Registration Statement relating to the resale by the Lenders of such shares of Tellurian Stock.

(d)	Tellurian and Nineteen77 Capital Solutions A LP shall have entered into an amendment to, or an amendment and restatement of, the NCS Warrant Agreement on mutually agreed terms, and shall have entered into the Second NCS Warrant Agreement on mutually agreed terms.

(e)	Each of the representations and warranties contained in Section 4 of this Amendment shall be true and correct on the Third Amendment Effective Date as set forth in Section 4 of this Amendment.

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(f)	The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses, including the reasonable and documented fees of Latham and Watkins LLP, counsel to the Lenders, required to be reimbursed or paid by the Borrower under the Credit Agreement in connection with this Amendment.

3.       Covenants.

(a)       The Borrower shall make a prepayment of the Loans pursuant to Section 2.05(a) of the Credit Agreement of at least $350,000 within thirty (30) days after the Third Amendment Effective Date. The Lenders hereby consent to such prepayment being less than $500,000.

(b)       On the Third Amendment Effective Date following the issuance of shares of Tellurian Stock to the Lenders pursuant to this Amendment, Tellurian shall file with the Securities and Exchange Commission a prospectus supplement under its Registration Statement for the purpose of registering the resale of all of the shares of Tellurian Stock to be issued pursuant to: (i) Section 2(c) of this Amendment; and (ii) the Second NSC Warrant Agreement (collectively, the “Shares”). Tellurian shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for a period ending when all of the Shares have been issued. If at any time when Tellurian is required to re-evaluate its status as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act, Tellurian determines that it is not a “well-known seasoned issuer,” Tellurian shall use its commercially reasonable efforts to refile a registration statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective under this Section 3(b). In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares, Tellurian shall promptly notify the Lenders and use commercially reasonable efforts promptly to obtain the withdrawal of such order.

(c)       Subsequent to the issuance and registration of any Shares, Tellurian shall take such further action as the Lenders may reasonably request in the cooperation of the sale of the Shares by the Lenders, including: (i) instructing the transfer agent for the Tellurian Stock to remove restrictive legends from any Shares; and (ii) cooperating with the Lenders to facilitate the transfer of such Shares securities through the facilities of The Depository Trust Company, in such amounts and credited to such accounts as such Lenders may request.

(d)       Tellurian shall use its commercially reasonable efforts: (i) to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Capital Market; and (ii) to maintain the listing of the Shares on the Nasdaq Capital Market.

(e)       On the Third Amendment Effective Date, Tellurian shall deposit: (i) a portion of the proceeds of the High Trail Notes equal to $10,400,000 into the HT Excluded Account; and (ii) all remaining proceeds of the High Trail Notes into one or more Collateral Accounts held by Tellurian Investments.

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4.        Representations and Warranties.

(a)       The Borrower represents and warrants to the Administrative Agent and each Lender that, as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment: (i) each representation and warranty of each of the Loan Parties and Tellurian set forth in the Financing Documents is true and correct in all material respects (unless such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects); provided that if any such representation or warranty relates solely to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing.

(b)       Tellurian and the Borrower represent and warrant to the Administrative Agent and each Lender that, as of the date of each issuance: (i) each share of Tellurian Stock issued to the Lenders hereunder will be duly and validly authorized and issued, and fully paid and non-assessable; (ii) each share of Tellurian Stock issued to the Lenders hereunder will be unregistered under the Securities Act; and (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws or Blue Sky laws in connection with the issuance of each share of Tellurian Stock issued to the Lenders hereunder will be obtained.

5.       Scope of Amendment; Reaffirmation. From and after the Third Amendment Effective Date, all references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as expressly provided by this Amendment, all of the terms and provisions of the Financing Documents are unchanged and shall remain in full force and effect. This Amendment is a Financing Document. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Financing Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment, and the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s guaranty (as applicable) and grant of Liens and security interests (as applicable) under the Financing Documents to which it is a party shall remain in full force and effect and shall apply to the Obligations as amended hereby and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guaranty (as applicable) or grant of Liens and security interests (as applicable) to the Collateral Agent or any other Financing Document executed by such Guarantor, all of which are hereby ratified, confirmed and affirmed in all respects after giving effect to this Amendment. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent, or document shall be required to give effect to this Section 5. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may, in accordance with the terms of the Credit Agreement, from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Financing Documents without notice to or consent from such Guarantors and without affecting the validity or enforceability of such Guarantor’s guaranty or grant of Liens and security interests under the Financing Documents or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guaranty or grant of Liens and security interests under the Financing Documents.

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6.       Miscellaneous.

(a)               No Waiver of Defaults. Except as expressly set forth herein, this Amendment does not constitute: (i) a waiver of, or a consent to: (A) any provision of the Credit Agreement or any other Financing Document; or (B) any present or future violation of, or default under, any provision of the Financing Documents; or (ii) a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Financing Documents.

(b)               Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(c)               Waiver of Jury Trial. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AMENDMENT.

(d)               Counterparts. This Amendment may be executed on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“pdf”) signature page shall constitute an original for purposes hereof.

(e)               Headings. The Section headings used herein have been inserted in this Amendment as a matter of convenience for reference only, and it is agreed that such Section headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

(f)                Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal, or unenforceable provision.

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(g)               Indemnification of Lenders.

(i)                 The Borrower shall indemnify and hold harmless, to the extent permitted by law, each Lender, such Lender’s officers, directors, managers, employees, partners, stockholders, members, trustees, affiliates, agents and representatives, and each person who controls such Lender (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions, or violations (each a “Violation”) by Tellurian or the Borrower: (i) any untrue or alleged untrue statement of material fact contained in: (A) the Registration Statement, any other registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto; or (B) any application or other document or communication (in this clause (g), collectively called an “application”) executed by or on behalf of Tellurian or the Borrower or based upon written information furnished by or on behalf of Tellurian or the Borrower filed in any jurisdiction in order to qualify any Shares covered by such registration under the securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Tellurian or the Borrower of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Tellurian or the Borrower and relating to action or inaction required of Tellurian or the Borrower in connection with any such registration, qualification, or compliance. In addition, the Borrower will reimburse such Lender for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses.

(ii)              Any person entitled to indemnification hereunder shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party); and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned, or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the Lenders representing a majority of the Shares included in the registration if such Lenders are indemnified parties, at the expense of the indemnifying party.

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(iii)            No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this clause (g), an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned, or delayed.

(iv)             The indemnification and contribution provided for under this Amendment shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party, and shall survive the transfer of the Shares and the termination or expiration of the Credit Agreement.

(h)               Administrative Agent Instructions and Indemnification. By signing below, each of the Lenders hereby directs the Administrative Agent to execute this Amendment. The provisions of Sections 8.01 and 10.03 of the Credit Agreement shall apply in respect of the actions of the Administrative Agent taken pursuant to this Amendment.

(i)                 Recitals. The Recitals to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

(j)                 Entirety. The Credit Agreement (as amended hereby) and the other Financing Documents constitute the entire contract between the parties hereto relative to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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This Amendment is executed as of the date set out in the preamble to this Amendment.

DRIFTWOOD HOLDINGS LP,
a Delaware limited partnership,
as the Borrower

By:	Driftwood GP Holdings LLC, its general partner

By:
	Name:	Graham McArthur
	Title:	Treasurer

DRIFTWOOD HOLDCO LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

TELLURIAN PIPELINE LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

DRIFTWOOD PIPELINE LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

HAYNESVILLE GLOBAL ACCESS PIPELINE LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

PERMIAN GLOBAL ACCESS PIPELINE LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

TELLURIAN LNG LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

DRIFTWOOD LNG TUG SERVICES LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

DRIFTWOOD LNG LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

DRIFTWOOD GP HOLDINGS LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

DRIFTWOOD LP HOLDINGS LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

TELLURIAN INC.,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Senior Vice President, Treasurer

TELLURIAN INVESTMENTS LLC,
as a Guarantor

By:
	Name:	Graham McArthur
	Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

NINETEEN77 CAPITAL SOLUTIONS A LP,
as a Lender

By:	UBS O’Connor LLC, its investment manager

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]

Acknowledged and agreed by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

[Signature Page to Third Amendment to Credit Agreement]